UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 29, 2021

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On December 29, 2021, Forward Air Corporation (the “Company”) entered into the Third Amendment (the “Third Amendment”) to that certain Credit Agreement, dated as of September 29, 2017 (as previously amended on April 16, 2020 and July 20, 2021), by and among the Company and Forward Air, Inc., as borrowers, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent and lender, U.S. Bank, National Association, as lender, and the other lenders party thereto (as amended by the Third Amendment, the “Credit Agreement”).

The Third Amendment:
a.increases the amount available for borrowing under the Credit Agreement from $225.0 million to $450.0 million, consisting of a $300.0 million revolving line of credit (a $75.0 million increase to the Company’s revolving line of credit), and additional borrowing under a term loan of $150.0 million (the “Term Loan”);
b.resets the $75.0 million limit on incremental loan facilities that may be incurred under the Credit Agreement;
c.establishes the annual mandatory repayment of principal with respect to the Term Loan (payable quarterly) at: 1% per annum in years one and two; 2.5% per annum in years three and four; 5% per annum in year five; with the remaining unpaid principal being due on July 20, 2026;
d.imposes an upfront commitment fee of 12.5 bps on the incremental increases in the facility; and
e.permits the Company to make acquisitions that are not conditioned on the availability of, or on obtaining, third party financing, to better position the Company to be able to draw on the incremental facilities to complete acquisitions.

The proceeds from the Credit Agreement may be used for working capital and general corporate purposes. The primary purpose of the Third Amendment is to provide the Company with additional financial flexibility to fund any future growth opportunities in support of the Company’s long-term strategy. As of December 29, 2021, after giving effect to the extension of the Term Loan and repayment of revolving credit amounts under the Credit Agreement, a total of $157.5 million out of an available $450.0 million in principal amount was outstanding under the Credit Agreement.

The description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 2. FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Forward-Looking Statements

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and other reports on file with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit
10.1
Third Amendment, dated December 29, 2021, to the Credit Agreement dated September 29, 2017 by and among Forward Air Corporation and Forward Air, Inc., as borrowers, certain subsidiaries of the borrowers as guarantors, Bank of America, N.A., as administrative agent and lender, U.S. Bank National Association, as lender and the other lenders part thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: January 5, 2022	By:	/s/ Thomas Schmitt
Thomas Schmitt President and Chief Executive Officer